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                                                                Exhibit 17(d)

                             THE ARCH FUND(R), INC.

                        THE ARCH GROWTH EQUITY PORTFOLIO


                       Statement of Additional Information

                                     Part B


                                 _________, 1997
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                               THE ARCH FUND, INC.

                       Statement of Additional Information

                                       for

                        The ARCH Growth Equity Portfolio


                                 _________, 1997

                                TABLE OF CONTENTS

                                                                            Page

THE FUND ................................................................      1
INVESTMENT OBJECTIVE AND POLICIES .......................................      1
NET ASSET VALUE .........................................................     13
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION ..........................     14
ADDITIONAL YIELD AND TOTAL RETURN INFORMATION ...........................     16
DESCRIPTION OF SHARES ...................................................     20
ADDITIONAL INFORMATION CONCERNING TAXES .................................     22
MANAGEMENT OF THE FUND ..................................................     27
INDEPENDENT AUDITORS ....................................................     36
COUNSEL .................................................................     36
MISCELLANEOUS ...........................................................     36
FINANCIAL STATEMENTS ....................................................     38
APPENDIX A ..............................................................    A-1


This Statement of Additional Information, which provides supplemental information applicable to the ARCH Growth Equity Portfolio, is not a prospectus. It should be read only in conjunction with the Portfolio's Prospectuses dated _________, 1997 and is incorporated by reference in its entirety into the Prospectuses. No investment in shares of the Portfolio should be made without reading the relevant Prospectus. Copies of the Prospectuses may be obtained by writing the Fund at P.O. Box 78069, St. Louis, Missouri 63178 or by calling
(800) 452-ARCH (2724). Capitalized terms used but not defined herein have the same meanings as in each Prospectus.


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                                    THE FUND

     The ARCH Fund, Inc. (the "Fund") is an open-end, management investment company currently offering Shares in eighteen investment portfolios.

     The ARCH Growth Equity Portfolio (the "Portfolio") commenced operations on January 4, 1993 as a separate investment portfolio (the "Predecessor Portfolio") of Arrow Funds, which was organized as a Massachusetts business trust. On ________, 1997, the Predecessor Portfolio was reorganized as a new portfolio of the Fund. Prior to the reorganization, the Predecessor Portfolio offered and sold shares of beneficial interests that were similar to the Fund's Investor A Shares.


                        INVESTMENT OBJECTIVE AND POLICIES

     The following information supplements the description of the investment objective and policies of the Portfolio described in the Prospectuses.

OTHER APPLICABLE INVESTMENT POLICIES

     CONVERTIBLE SECURITIES. The Portfolio may invest in convertible securities. The Portfolio will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock when, in the Adviser's opinion, the investment characteristics of the underlying common stock will assist the Portfolio in achieving its investment objective. Otherwise the Portfolio may hold or trade convertible securities. In selecting convertible securities for the Portfolio, the Adviser evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the Adviser considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

     WARRANTS. The Portfolio may invests in warrants. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no
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voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.

     VARIABLE AND FLOATING RATE INSTRUMENTS. Subject to its investment policies and limitations, the Portfolio may purchase variable and floating rate obligations as described in the Prospectuses. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such obligations and, for obligations subject to a demand feature, will monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, an instrument issued or guaranteed by the U.S. Government or an agency or instrumentality thereof, or a variable rate instrument scheduled on its face to be paid in 397 days or less, will be deemed to have a maturity equal to the period remaining until the next interest rate adjustment. Other variable and floating rate obligations will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Portfolio can recover payment of principal as specified in the instrument.

     RESTRICTED AND ILLIQUID SECURITIES. The Securities and Exchange Commission ("SEC") has adopted Rule 144A which allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act of 1933, as amended, for the resale of certain securities to qualified institutional buyers. The purchase of securities which can be sold under Rule 144A could have the effect of increasing the level of illiquidity in the Portfolio to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these restricted securities.

     The Adviser monitors the liquidity of restricted securities in the Portfolio under the supervision of the Board of Directors. In reaching liquidity decisions, the Adviser may consider the following factors, although such factors may not necessarily be determinative: (1) the unregistered nature of a security;
(2) the frequency of trades and quotes for the security; (3) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (4) the trading markets for the security; (5) dealer undertakings to make a market in the security; and (6) the nature of the security and the nature of the marketplace trades (including the time needed to dispose of the security, methods of soliciting offers, and mechanics of transfer).


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     SECURITIES LENDING. When the Portfolio lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high quality, short-term obligations. The Portfolio may pay reasonable administrative and custodial fees in connection with such loans and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Loans are subject to termination at the option of the Portfolio or the borrower. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by the Portfolio if a material event affecting the investment is to occur.

     SECURITIES OF OTHER INVESTMENT COMPANIES. As described in the Prospectuses, the Portfolio intends to limit investments in securities issued by other investment companies within the limits prescribed by the 1940 Act. The Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company;
(b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio; and (d) not more than 10% of the outstanding voting stock of any one investment company will be owned in the aggregate by the Portfolio and other investment companies advised by the Adviser.

     WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. When-issued and delayed delivery transactions are made to secure what is considered to be an advantageous price or yield for the Portfolio. No fees or other expenses, other than normal transaction costs, are incurred. However, cash or liquid securities of the Portfolio sufficient to make payment for the securities to be purchased are segregated on the Portfolio's records at the trade date. These assets are marked to market daily and are maintained until the transaction has been settled. The Portfolio does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of its assets.

     FUTURES AND OPTIONS TRANSACTIONS. The Portfolio may engage in futures and options transactions as described below.

     As a means of reducing fluctuations in the net asset value of its Shares, the Portfolio may attempt to hedge all or a portion of its portfolio through the purchase of put options on portfolio securities and put options on financial futures


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contracts for portfolio securities. The Portfolio may attempt to hedge all or a portion of its portfolio by buying and selling financial futures contracts, and writing call options on futures contracts. The Portfolio may also write covered call options on portfolio securities to attempt to increase current income.

     The Portfolio will maintain its position in securities, options and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.

     FUTURES CONTRACTS. The Portfolio may enter into futures contracts. A futures contract is a firm commitment by two parties, i.e. the seller who agrees to sell a specific type of security called for in the contract ("going short") and the buyer who agrees to purchase the security ("going long") at a certain time in the future.

     Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. Government at a certain time in the future. Stock index futures contracts are similar to financial futures contracts, but their price is based upon fluctuations in a particular index of stock prices during a specified period, such as the S&P 500 Index. No physical delivery of the underlying securities in the index is made.

     The purpose of the acquisition or sale of a futures contract by the Portfolio is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, the Portfolio could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Portfolio's anticipated holding period. The Portfolio would "go long" to hedge against a decline in market interest rates.

     STOCK INDEX OPTIONS. The Portfolio may purchase put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market value of the stock included in the index.

     The effectiveness of purchasing stock index options will depend upon the extent to which price movements in the


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Portfolio's portfolio securities correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Portfolio will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Portfolio of options on stock indexes will be subject to the ability of the Adviser to predict correctly movements in the direction of the stock market or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

     PUT OPTIONS ON FINANCIAL FUTURES CONTRACTS. The Portfolio may purchase and write listed put options on financial futures contracts. The Portfolio would use these options only to protect portfolio securities against decreases in value resulting from market factors such as anticipated increases in interest rates.

     Unlike entering directly into a future contract which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specific price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, the Portfolio will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by the Portfolio upon the sale of the second option will be large enough to offset both the premium paid by the Portfolio for the original option plus the realized decrease in value of the hedged securities.

     Alternatively, the Portfolio may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. The Portfolio would then deliver the futures contract in return for payment of the strike price. If the Portfolio neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

     CALL OPTIONS ON FINANCIAL FUTURES CONTRACTS. In addition to purchasing put options on futures, the Portfolio may write listed call options on financial futures contracts or over-


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the-counter call options on futures contracts, to hedge its portfolio against an increase in market interest rates. When the Portfolio writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, the Portfolio's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of the Portfolio's call option position to increase.

     In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that the Portfolio keeps the premium received from the option. This premium can help to substantially offset the drop in value of the Portfolio's portfolio securities.

     Prior to the expiration of a call written by the Portfolio, or exercise of it by the buyer, the Portfolio may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by the Portfolio for the initial option. The net premium income of the Portfolio will then substantially offset the realized decrease in value of the hedged securities.

     The Portfolio will not maintain open positions in futures contracts it has sold or call options it has written on financial futures if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the hedged securities and the futures contracts. If this limitation is exceeded at any time, the Portfolio will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.

     "MARGIN" IN FUTURES TRANSACTIONS. Unlike the purchase or sale of a security, the Portfolio does not pay or receive money upon the purchase or sale of a futures contract. Rather, the Portfolio is required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by the Portfolio to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Portfolio upon termination of the futures


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contract, assuming all contractual obligations have been satisfied.

     A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called "variation margin," equal to the daily change in the value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the Portfolio but is instead settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, the Portfolio will mark to market its open futures positions.

     The Portfolio is also required to deposit and maintain margin when it writes call options on futures contracts.

     PURCHASING PUT OPTIONS ON PORTFOLIO SECURITIES. The Portfolio may purchase put options on portfolio securities to protect against price movements in particular securities in its portfolio. A put option gives the Portfolio, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

     WRITING COVERED CALL OPTIONS ON PORTFOLIO SECURITIES. The Portfolio may also write covered call options to generate income. As the writer of a call option, the Portfolio has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. The Portfolio may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).

     OVER-THE-COUNTER OPTIONS. The Portfolio may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by the Portfolio and not traded on an exchange.

     MONEY MARKET INSTRUMENTS. As stated in the Prospectuses and subject to its investment policies, the Portfolio may invest in the following money market instruments for temporary defensive or other purposes: commercial paper and instruments of domestic and foreign banks and savings and loan associations (collectively, "banks"), such as bankers' acceptances, certificates of deposit and time deposits.

     Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding


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companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

     For purposes of its investment policies and limitations, the Portfolio considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be "cash items".

     REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with respect to its securities. Under the terms of a repurchase agreement, the Portfolio purchases securities from financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Adviser under guidelines approved by the Board of Directors, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price. Securities subject to repurchase agreements are held by the Portfolio's Custodian or in the Federal Reserve/Treasury book-entry system. During the term of any repurchase agreement, the Adviser will continue to monitor the creditworthiness of the seller. The repurchase price generally equals 102% of the price paid by the Portfolio plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio securities). Under a repurchase agreement, the seller is required to maintain the value of the securities subject to the agreement at not less than the repurchase price, and securities subject to repurchase agreements are maintained by the Portfolio's Custodian in segregated accounts in accordance with the 1940 Act. Default by the seller could, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. Repurchase agreements are considered to be loans by the Portfolio under the 1940 Act.

     REVERSE REPURCHASE AGREEMENTS. As described in the Prospectuses, the Portfolio may enter into reverse repurchase agreements (agreements under which the Portfolio sells portfolio


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securities and agrees to repurchase them at an agreed-upon date and price). At the time the Portfolio enters into such an arrangement, it will place, in a segregated custodial account, liquid assets having a value at least equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such equivalent value is maintained.

     Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the price of the securities that it is obligated to repurchase. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. The Portfolio intends to limit its borrowings (including reverse repurchase agreements) during the current fiscal year to not more than 5% of its net assets.

PORTFOLIO TURNOVER AND TRANSACTIONS

     Subject to the general control of the Fund's Board of Directors, the Adviser is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for the Portfolio.

     The Portfolio's rate of portfolio turnover may vary greatly from year to year as well as within a particular year. Portfolio turnover may also be affected by cash requirements for redemptions of shares and by requirements which enable a Portfolio to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making investment decisions.

     At November 30, 1996, the Fund did not hold any securities of its regular brokers or dealers or their parents.

     Transactions on United States stock exchanges involve the payment of negotiated brokerage commissions. On the exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. For the fiscal years ended September 30, 1996, 1995 and 1994, the Predecessor Portfolio paid $71,770, $42,563 and $111,324, respectively, in brokerage commissions on brokerage transactions.

     Securities purchased and sold by the Portfolio which are traded in the over-the-counter market are generally done so on a net basis (i.e. without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price of those securities includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.


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     The Portfolio may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Portfolio will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be otherwise in the Portfolio's interests.

     While the Adviser generally seeks competitive spreads or commissions, it may not necessarily allocate each transaction to the underwriter or dealer charging the lowest spread or commission available on the transaction. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed fair and reasonable to shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Subject to this consideration, dealers who provide supplemental investment research to the Adviser may receive orders for transactions by the Portfolio. Information so received is in addition to and not in lieu of services required to be performed by the Adviser and does not reduce the advisory fees payable to it by the Portfolio. Such information may be useful to the Adviser in serving both the Portfolio and other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to the Adviser in carrying out its obligations to the Portfolio. Portfolio securities will not be purchased from or sold to the Adviser, the Distributor, the Administrator or any "affiliated person" (as such term is defined under the 1940
Act) or any of them acting as principal, except to the extent permitted by the SEC. In addition, the Portfolio will not give preference to the Adviser's correspondents with respect to any transactions.

     Investment decisions for the Portfolio are made independently from those for other investment companies and accounts advised or managed by the Adviser. Such other investment companies and accounts may also invest in the same securities as the Portfolio. When a purchase or sale of the same security is made at substantially the same time on behalf of the Portfolio and another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained by the Portfolio. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.


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INVESTMENT LIMITATIONS

     The following investment limitations may be changed with respect to the Portfolio only by an affirmative vote of a majority of the outstanding shares of the Portfolio (as defined under "Other Information Concerning the Fund and Its Shares--Miscellaneous" in the Portfolio's Prospectuses). These investment limitations supplement those that appear in the Prospectuses.

     1. The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities. The deposit or payment by the Portfolio of initial or variation margin in connection with financial futures contracts or related options transactions is not considered the purchase of a security on margin.

     2. The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Portfolio may engage in transactions involving financial futures contracts or options on financial futures contracts.

     3. The Portfolio will not purchase or sell real estate, including limited partnership interests, although the Portfolio may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or which represent interests in real estate.

     4. The Portfolio will not underwrite any issue of securities, except as the Portfolio may be deemed to be an underwriter under the Securities Act of 1933, as amended, in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

     The following limitations may be changed by the Fund's Board of Directors without shareholder approval, although shareholders will be notified before any material change in these limitations becomes effective:

     5. The Portfolio will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, the Portfolio may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of the pledge. The purchase of securities on a when-issued basis will not be deemed to be a pledge of the Portfolio's assets. For purposes of this limitation the following will not be deemed to be pledges of the Portfolio's assets: (a) the deposit of assets in escrow in connection with the writing of covered put or call options and,


                                      -11-
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(b) collateral arrangements with respect to (i) the purchase and sale of stock options (and options on stock indexes) and (ii) initial or variation margin for futures contracts.

     6. The Portfolio will not invest more than 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Fund's Board of Directors to be liquid, and non-negotiable time deposits with maturities over seven days.

     7. The Portfolio will limit its investment in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of its total assets in any one investment company, and invest no more than 10% of its total assets in investment companies in general. The Portfolio will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by the Portfolio in shares of another investment company would be subject to such duplicate expenses.

     8. The Portfolio will not purchase put options on securities, unless the securities are held in its portfolio and not more than 5% of the value of the Portfolio's total assets would be invested in premiums on open put option positions.

     9. The Portfolio will not write call options on securities unless the securities are held in its portfolio or unless the Portfolio is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

     10. The Portfolio will not purchase securities of a company for the purpose of exercising control or management.

     11. The Portfolio will not invest more than 5% of its net assets in warrants. No more than 2% of the Portfolio's net assets, to be included within the overall 5% limit on investments in warrants, may be warrants which are not listed on the New York Stock Exchange or the American Stock Exchange. For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by the Portfolio in units with or attached to securities may be deemed to be without value.


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                                 NET ASSET VALUE

     As stated in the applicable Prospectus, the net asset value per Share of each class of the Portfolio is calculated by adding the value of all of the portfolio securities and other assets of the Portfolio attributable to such class, subtracting the liabilities charged to such class, and dividing the result by the number of outstanding Shares of such class. "Assets belonging to" each class of the Portfolio consist of the consideration received upon the issuance of Shares of each class of the Portfolio together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Fund not belonging to a particular portfolio. Assets belonging to each class of the Portfolio are charged with the direct liabilities of each class of the Portfolio and with a share of the general liabilities of the Fund allocated in proportion to the relative net assets of the Portfolio and the Fund's other portfolios. The determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of general assets, with respect to a particular class of the Portfolio are conclusive.

     Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the current bid and asked prices. Restricted securities and other assets for which market quotations are not readily available are valued at fair value as determined in accordance with guidelines approved by the Fund's Board of Directors. In computing net asset value, the current value of the Portfolio's open futures contracts and related options will be "marked-to-market."

     Among the factors that ordinarily will be considered in valuing portfolio securities are the existence of restrictions upon the sale of the security by the Portfolio, the existence and extent of a market for the security, the extent of any discount in acquiring the security, the estimated time during which the security will not be freely marketable, the expenses of registering or otherwise qualifying the security for public sale, underwriting commissions if underwriting would be required to effect a sale, the current yields on comparable securities for debt obligations traded independently of any equity equivalent, changes in the financial condition and prospects of the issuer, and any other factors affecting fair value. In making valuations, opinions of counsel to the issuer may be relied upon as to whether or not securities are restricted securities and as to the legal requirements for public sale.

     Additionally, the Administrator may use a pricing service to value certain portfolio securities where the prices provided are believed to reflect the fair market value of such securities. The methods of valuation used by the pricing service will be reviewed by the Administrator under the general supervision of the Fund's Board of Directors. Several pricing services are available, one or more of which may be used by the Administrator from time to time. In valuing the Portfolio's securities, the pricing service would normally take into consideration such factors as yield, risk, quality, maturity, type of issue, trading characteristics, special circumstances, and other factors which are deemed relevant in determining valuations for normal institutionalized trading units of debt securities and would not rely exclusively on quoted prices.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

     Shares in the Portfolio are sold on a continuous basis by the Distributor. As described in the applicable Prospectuses, Trust Shares and Institutional Shares of the Portfolio are sold to certain qualified customers at their net asset value without a sales charge. Investor A Shares of the Portfolio are sold to retail customers at the public offering price based on the Portfolio's net asset value plus a front-end load or sales charge as described in the applicable Prospectus. Investor B Shares of the Portfolio are sold to retail customers at net asset value but are subject to a contingent deferred sales charge which is payable upon redemption of such Shares as described in the applicable Prospectus.

     The Fund may redeem Shares involuntarily if the net income with respect to the Portfolio's Shares is negative or such redemption otherwise appears appropriate in light of the Fund's responsibilities under the 1940 Act.

     An illustration of the computation of the public offering price per share of shares of beneficial interest of the Predecessor Portfolio, based on the value of the Predecessor Portfolio's net assets and the number of outstanding shares at the close of business on March 31, 1997 and the maximum front-end 3.5% sales charge applicable on such date, is as follows:

                                      TABLE


Net Assets                                      $58,554,898

Outstanding Shares                                3,862,138

Net Asset Value Per
Share                                           $15.16

Sales Charge (3.50% of
offering price, 3.63%
of net asset value
per share)                                      $ 0.55

Offering to Public                              $15.71


     Under the 1940 Act, the Portfolio may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closing; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. The Portfolio may also suspend or postpone the recordation of the transfer of its Shares upon the occurrence of any of the foregoing conditions.

     In addition to the situations described in the Prospectuses under "How to Purchase and Redeem Shares," the Portfolio may redeem Shares involuntarily to reimburse the Portfolio for any loss sustained by reason of the failure of a shareholder to make full payment for Shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Portfolio Shares as provided in the applicable Prospectuses from time to time.

EXCHANGE PRIVILEGE

     Shareholders may exchange all or part of their Shares in the Portfolio as so described in the applicable Prospectus. Any rights an investor may have to reduce (or have waived) the sales load applicable to an exchange, as may be provided in a Prospectus, will apply in connection with any such exchange.

     By use of the exchange privilege, the investor authorizes his or her selected dealer, Service Organization or the Distributor to act on telephonic instructions from any person representing himself or herself to be the investor and believed by the selected dealer, Service Organization or the Distributor to be genuine. The investor, selected dealer, Service Organization or the Distributor must notify the Transfer Agent of the investor's prior ownership of Portfolio Shares and account number. The Transfer Agent's records of such instructions are binding. The exchange privilege may be modified or terminated at any time upon 60 days' written notice to shareholders.


                  ADDITIONAL YIELD AND TOTAL RETURN INFORMATION

     From time to time the yields and total returns of Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares (computed separately) of the Portfolio may be quoted in advertisements, shareholder reports or other communications to Shareholders.

     The Portfolio's 30-day "yield" described in the Prospectuses is calculated separately for Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares by dividing the Portfolio's net investment income per share earned during a 30-day period by the maximum offering price per share (the "maximum offering price") with respect to Investor A Shares and the net asset value per share with respect to Trust Shares, Institutional Shares and Investor B Shares on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. The Portfolio's net investment income per share (irrespective of class) earned during the period is based on the average daily number of Shares outstanding during the period entitled to receive dividends and includes income dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

                                         a-b   (6)
                           Yield = 2 [(-------)    - 1]
                                       cd + 1

         Where:            a =  dividends and interest earned
                                during the period.

                           b =  expenses accrued for the period (net of
                                reimbursements).

                           c = the average daily number of Shares outstanding that were entitled to receive dividends.

                           d = the maximum offering price per Share on the last day of the period.

     For the purpose of determining interest earned during the period (variable "a" in the formula), dividend income on equity securities held by the Portfolio is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the Portfolio. The Portfolio calculates interest earned on any debt obligation held in its portfolio by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each 30-day period, or, with respect to obligations purchased during the 30-day period, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent 30-day period that the obligation is in the portfolio. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

     Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by the Portfolio to all shareholder accounts in proportion to the length of the base period and the Portfolio's mean (or median) account size. Investor A Shares, Investor B Shares, Institutional Shares and Trust Shares each bear separate fees applicable to the particular class of shares. Undeclared earned income will not be subtracted from the maximum offering price per Share (variable "d" in the formula). Undeclared earned income is net investment income which, at the end of the base period, has not been declared and paid as a dividend, but is reasonably expected to be and is declared and paid as a dividend shortly thereafter.

     For the 30-day period ended March 31, 1997, the yield of shares of the Predecessor Portfolio was .50%.

     Total Return Calculations. The Portfolio computes its "average annual total return" for each class of Shares by determining the average annual compounded rate of return during specified periods that would equate the initial amount invested in a particular class of Shares to the ending redeemable value of such investment in the class of Shares by dividing the ending redeemable value of a hypothetical $1,000 payment by $1,000 (representing a hypothetical initial payment) and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:

                                               ERV 1/n
                                    T =     [(-------)  - 1]
                                                 P

         Where:       T =          average annual total return.

                    ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or a fractional portion thereof).

                      P =          hypothetical initial payment of $1,000.

                      n = period covered by the computation, expressed in terms of years.

     The Portfolio computes its aggregate total returns separately for each class of Shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested in a particular class of Shares to the ending redeemable value of such investment in the class of Shares. The formula for calculating aggregate total return is as follows:

                                               ERV
                  Aggregate Total Return =  [(------)- 1]
                                                P

     The calculations of average annual total return and aggregate total return assume reinvestment of all income dividends and capital gain distributions on the reinvestment dates during the period and include all recurring fees charged to all Shareholder accounts, assuming an account size equal to the Portfolio's mean or median account size for any fees that vary with the size of the account. The ending redeemable value (variable "ERV" in each quotation) is determined by assuming complete redemption of the hypothetical investment and the deduction of all non-recurring charges at the end of the period covered by the computation. In addition, the Portfolio's average annual total return and aggregate total return quotations reflect the deduction of the maximum front-end sales charge in connection with the purchase of Investor A Shares and the deduction of any applicable contingent deferred sales charge with respect to Investor B Shares.

     Based on the foregoing calculations, (i) the average annual total returns of shares of the Predecessor Portfolio for the 12-month period ended March 31, 1997 and for the period from January 4, 1993 (commencement of operations) through March 31, 1997 were 7.78% and 12.12%, respectively, and (ii) the aggregate total return of shares of the Predecessor Portfolio for the period from January 4, 1993 (commencement of operations) through March 31, 1997 was 62.51%.

     As stated in the Prospectus relating to Investor A Shares and Investor B Shares, the Portfolio may also calculate total return figures without deducting the maximum sales charge imposed on purchases or redemptions. The effect of not deducting the sales charge will be to increase the total return reflected.

IN GENERAL

     Investors may judge the performance of the Portfolio by comparing it to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies. Such comparisons may be made by referring to market indices such as those prepared by Dow Jones & Co., Inc., Salomon Brothers, Inc., Standard & Poor's Ratings Group or any of their affiliates, the Consumer Price Index, the NASDAQ Composite, or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. Such comparisons may also be made by referring to data prepared by Lipper Analytical Services, Inc. (a widely recognized independent service which monitors the performance of mutual funds), Indata, Frank Russell, CDA, and the Bank Rate Monitor (which reports average yields for money market accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas). Other similar yield data, including comparisons to the performance of Mercantile repurchase agreements, or the average yield data for similar asset classes including but not limited to Treasury bills, notes and bonds, may also be used for comparison purposes. Comparisons may also be made to indices or data published in the following national financial publications: MorningStar, CDA/Wiesenberger, Money Magazine, Forbes, Fortune, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Fortune, Institutional Investor, U.S.A. Today and publications of Ibbotson Associates, Inc. and other publications of a local or regional nature. In addition to performance information, general information about the Portfolio that appears in a publication such as those mentioned above may be included in advertisements and in reports to Shareholders.

     From time to time, the Fund may include the following types of information in advertisements, supplemental sales literature and reports to Shareholders:
(1) discussions of general economic or financial principles (such as the effects of inflation, the power of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions; (4) descriptions of past or anticipated portfolio holdings for one or more of the portfolios offered by the Fund; (5)
descriptions of investment strategies for one or more of such portfolios; (6) descriptions or comparisons of various investment products, which may or may not include the Portfolio; (7) comparisons of investment products (including the Portfolio) with relevant market or industry indices or other appropriate benchmarks; and (8) discussions of rankings or ratings by recognized rating organizations.

     Such data are for illustrative purposes only and are not intended to indicate past or future performance results of the Portfolio. Actual performance of the Portfolio may be more or less than that noted in the hypothetical illustrations.

     Since performance will fluctuate, performance data for the Portfolio cannot necessarily be used to compare an investment in the Portfolio's Shares with bank deposits, savings accounts, and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. The current yield and performance of the Portfolio may be obtained by calling the Fund at: INVESTOR A OR INVESTOR B SHARES - (800) 452-ARCH (2724); OR TRUST OR INSTITUTIONAL SHARES - (800) 452-4015.


                              DESCRIPTION OF SHARES

     The Fund's Articles of Incorporation authorize the Board of Directors to issue up to seven billion full and fractional shares of capital stock, and to classify or reclassify any unissued shares of the Fund into one or more additional classes or by setting or changing in any one or more respects, their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. Pursuant to such authority, the Fund's Board of Directors has authorized the issuance of sixty-four classes of Shares representing interests in eighteen investment Portfolios: the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index, International Equity and Balanced Portfolios. Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares in each portfolio are offered through separate prospectuses to different categories of investors. Portfolio Shares have no preemptive rights and only such conversion or exchange rights as the Board may grant in its discretion. When issued for payment as described in the applicable prospectuses, the Shares of the Fund's portfolios will be fully paid and nonassessable.

     Except as noted in the Prospectuses with respect to certain sub-transfer agency expenses borne by Institutional Shares and below with respect to the Administrative Services Plans for Trust Shares and Institutional Shares and the Distribution and Services Plans for Investor A Shares and Investor B Shares, Shares of each class of the Portfolio bear the same types of ongoing expenses. In addition, Investor A Shares are subject to a front-end sales charge and Investor B Shares are subject to a contingent deferred sales charge as described in the Prospectuses. Each class of Shares also has different exchange privileges.

     In the event of a liquidation or dissolution of the Fund, Shares of the Portfolio are entitled to receive the assets available for distribution belonging to the Portfolio, and a proportionate distribution, based upon the relative asset value of the Portfolio, of any general assets not belonging to any particular portfolio of the Fund which are available for distribution. Shareholders of the Portfolio are entitled to participate equally in the net distributable assets of the Portfolio on liquidation, except that Trust Shares of the Portfolio will be solely responsible for the Portfolio's payments pursuant to the Administrative Services Plan for those Shares, Institutional Shares of the Portfolio will be solely responsible for the Portfolio's payments pursuant to the Administrative Service Plan for those Shares, Investor A Shares of the Portfolio will be solely responsible for the Portfolio's payments pursuant to the Distribution and Services Plan for those Shares and Investor B Shares of the Portfolio will be solely responsible for the Portfolio's payments pursuant to the Distribution and Services Plan for those Shares. In addition, Institutional Shares will be solely responsible for the payment of certain sub-transfer agency fees attributable to those Shares.

     Holders of all outstanding Shares of the Portfolio will vote together in the aggregate and not by class, except that only Trust Shares of the Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Portfolio's Administrative Services Plan for Trust Shares, only Institutional Shares of the Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Portfolio's Administrative Services Plan for Institutional Shares, only Investor A Shares of the Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Portfolio's Distribution and Services Plan for Investor A Shares, and only Investor B Shares of the Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to the Portfolio's Distribution and Services Plan for Investor B Shares. Further, shareholders of all of the Fund's portfolios, irrespective of series, will vote in the aggregate and not separately on a portfolio-by-portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular portfolio or class of Shares. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of a "series" investment company such as the Fund shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding Shares of each series (portfolio) affected by the matter. A portfolio is considered to be affected by a matter unless it is clear that the interests of each portfolio in the matter are identical or that the matter does not affect any interest of the particular portfolio. Under the Rule, the approval of an investment advisory agreement or any change in investment policy would be effectively acted upon with respect to a portfolio only if approved by a majority of the outstanding Shares of the portfolio. However, the Rule also provides that the ratification of the appointment of independent auditors, the approval of principal underwriting contracts, and the election of directors may be effectively acted upon by shareholders of the Fund's portfolios voting without regard to portfolio or class.

     Shares in the Portfolio will be issued without certificates.


                     ADDITIONAL INFORMATION CONCERNING TAXES

     The following summarizes certain additional tax considerations generally affecting the Portfolio and its shareholders that are not described in the Prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectuses is not intended as a substitute for careful tax planning. Potential investors should consult their tax advisors with specific reference to their own tax situations.

     The Portfolio is treated as a separate corporate entity under the Internal Revenue Code of 1986, as amended (the "Code"). The Portfolio intends to qualify each year as a regulated investment company. In order to so qualify for a taxable year under the Code, the Portfolio must satisfy, in addition to the distribution requirements described in the Prospectuses, certain other requirements set forth below.

     At least 90% of the gross income for a taxable year of the Portfolio must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, and other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the Portfolio's business of investing in such stock, securities or currencies (the "90% gross income test").

     The Portfolio also must derive less than 30% of its gross income for a taxable year from gains realized on the sale or other disposition of securities and certain other investments held for less than three months (the "30% test"). Interest (including original issue discount and accrued market discount) received by the Portfolio upon maturity or disposition of a security held for less than three months will not be treated as gross income derived from the sale or other disposition of such security within the meaning of this requirement. However, any income that is attributable to real market appreciation will be treated as gross income from the sale or other disposition of securities for this purpose. With respect to covered call options, if the call is exercised by the holder, the premium and the price received on exercise constitute the proceeds of sale, and the difference between the proceeds and the cost of the securities subject to the call is capital gain or loss. Premiums from expired call options written by the Portfolio and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses. With respect to forward contracts, futures contracts, options on futures contracts, and other financial instruments subject to the mark-to-market rules described below under "Taxation of Certain Financial Instruments," the Internal Revenue Service has ruled in private letter rulings that a gain realized from such a contract, option or financial instrument will be treated as being derived from a security held for three months or more (regardless of the actual period for which the contract, option or instrument is held) if the gain arises as a result of a constructive sale under the mark-to-market rules, and will be treated as being derived from a security held for less than three months only if the contract, option or instrument is terminated (or transferred) during the taxable year (other than by reason of mark-to-market) and less than three months have elapsed between the date the contract, option or instrument is acquired and the termination date. Increases and decreases in the value of the Portfolio's forward contracts, futures contracts, options on futures contracts and other investments that qualify as part of a "designated hedge," as defined in Section 851(g) of the Code, may be netted for purposes of determining whether the 30% test is met.

     Finally, at the close of each quarter of its taxable year, at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer) and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses.

     The Portfolio will designate any distribution of the excess of net long-term capital gain over net short-term capital loss as a capital gain dividend in a written notice mailed to Shareholders within 60 days after the close of the Portfolio's taxable year. Such distributions, if any, will be taxable to Shareholders who are not currently exempt from federal income tax as long-term capital gains, no matter how long the Shareholder has held these Shares. Shareholders should note that, upon the sale or exchange of Portfolio Shares, if the Shareholder has not held such Shares for more than six months, any loss on the sale or exchange of those Shares will be treated as long-term capital loss to the extent of the capital gain dividends received with respect to the Shares.

     Ordinary income of individuals is taxable at a maximum nominal rate of 39.6%, but because of limitations on itemized deductions otherwise allowable and the phase-out of personal exemptions, the maximum effective marginal rate of tax for some taxpayers may be higher. An individual's long-term capital gains are taxable at a maximum rate of 28%. For corporations, long-term capital gains and ordinary income are both taxable at a maximum nominal rate of 35% (or at a maximum marginal rate of 39% in the case of corporations having taxable income between $100,000 and $335,000).

     A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income each year to avoid liability for this excise tax.

     If for any taxable year the Portfolio does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its Shareholders). In such event, dividend distributions would be taxable as ordinary income to Shareholders, to the extent of the Portfolio's current and accumulated earnings and profits, and would be eligible for the dividends received deduction allowed to corporations.

     The Portfolio will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or 31% of gross sale proceeds paid to Shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends.

     In those states and localities which have income tax laws, the treatment of the Portfolio and its Shareholders under such laws may differ from their treatment under federal income tax laws. Under state or local law, distributions of net income may be taxable to Shareholders as dividend income. Shareholders are advised to consult their tax advisors concerning the application of state and local taxes.

TAXATION OF CERTAIN FINANCIAL INSTRUMENTS

     Special rules govern the federal income tax treatment of financial instruments that may be held by the Portfolio. These rules may have a particular impact on the amount of income or gain that the Portfolio must distribute to Shareholders to comply with the distribution requirement, on the income or gain qualifying under the 90% gross income test, and on the Portfolio's ability to comply with the 30% test described above.

     Generally, futures contracts and options on futures contracts held by the Portfolio at the close of its taxable year are treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "mark-to-market." Forty percent of any gain or loss resulting from such constructive sales are treated as short-term capital gain or loss and 60% of such gain or loss are treated as long-term capital gain or loss without regard to the period the Portfolio holds the futures contract or related option (the "40%-60% rule"). The amount of any capital gain or loss actually realized by the Portfolio in a subsequent sale or other disposition of those futures contracts and related options is adjusted to reflect any capital gain or loss taken into account by the Portfolio in a prior year as a result of the constructive sale of the contracts and options. Losses with respect to futures contracts to sell and related options, which are regarded as parts of a "mixed straddle" because their values fluctuate inversely to the values of specific securities held by the Portfolio, are subject to certain loss deferral rules which limit the amount of loss currently deductible on either part of the straddle to the amount thereof which exceeds the unrecognized gain (if any) with respect to the other part of the straddle, and to certain wash sales regulations. Under short sales rules, which are also applicable, the holding period of the securities forming part of the straddle will (if they have not been held for the long-term holding period) be deemed not to begin prior to termination of the straddle. With respect to certain futures contracts and related options, deductions for interest and carrying charges may not be allowed. Notwithstanding the rules described above, with respect to futures contracts to sell and related options which are properly identified as such, the Portfolio may make an election which will exempt (in whole or in part) those identified futures contracts and options from being treated for federal income tax purposes as sold on the last business day of the Portfolio's taxable year, but gains and losses will be subject to such short sales, wash sales and loss deferral rules and the requirement to capitalize interest and carrying charges. Under Temporary Regulations, the Portfolio would be allowed (in lieu of the foregoing) to elect either (1) to offset gains or losses from positions which are part of a mixed straddle by separately identifying each mixed straddle to which such treatment applies, or (2) to establish a mixed straddle account for which gains and losses would be recognized and offset on a periodic basis during the taxable year. Under either election, the 40%-60% rule will apply to the net gain or loss attributable to the futures contracts and options, but in the case of a mixed straddle account election, not more than 50% of any net gain may be treated as long-term and no more than 40% of any net loss may be treated as short-term.

     Some of the non-U.S. dollar denominated investments that the Portfolio may make, such as non-U.S. dollar-denominated debt securities and preferred stock, may be subject to the provisions of Subpart J of the Code, which govern the federal income tax treatment of certain transactions denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S dollar. The types of transactions covered by these provisions include the following: (1) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, preferred stock); (2) the accruing of certain trade receivables and payables; and (3) the entering into or acquisition of any forward contract, futures contract, option and similar financial instrument. The disposition of a currency other than the U.S. dollar by a U.S. taxpayer also is treated as a transaction subject to the special currency rules. However, foreign currency-related regulated futures contracts and non-equity options generally are not subject to the special currency rules if they are or would be treated as sold for their fair market value at year-end under the mark-to-market rules, unless an election is made to have such currency rules apply. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and normally is taxable as ordinary gain or loss. The Portfolio may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts and options that are capital assets in the hands of the Portfolio and which are not part of a straddle. In accordance with Treasury Regulations, certain transactions subject to the special currency rules that are part of a "Section 988 hedging transaction" (as defined in the Code and Treasury regulations) will be integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. "Section 988 hedging transactions" are not subject to the mark-to-market or loss deferral rules under the Code. Gain or loss attributable to the foreign currency component of transactions engaged in by the Portfolio which are not subject to the special currency rules (such as foreign equity investments other than certain preferred stocks) is treated as capital gain or loss and is not segregated from the gain or loss on the underlying transaction.

CONCLUSIONS

     The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this Statement of Additional Information. Such laws and regulations may be changed by legislative or administrative action. Shareholders are advised to consult their tax advisors concerning the application of state and local taxes.

                             MANAGEMENT OF THE FUND

DIRECTORS AND OFFICERS

     The directors and executive officers of the Fund, their addresses, ages, principal occupations during the past five years, and other affiliations are as follows:

                                                                       Principal Occupations
                                            Position with              During Past 5 years
Name and Address                            the Fund                   and other affiliations
----------------                            --------                   ----------------------
Jerry V. Woodham*                           Chairman of                Treasurer, St. Louis
St. Louis University                        the Board;                 University, August 1996
3500 Lindell                                President and              to present; Treasurer,
Fitzgerald Hall                             Director                   Washington University,
St. Louis, MO  63131                                                   1981 to 1995
Age:  53

Robert M. Cox, Jr.                          Director                   Senior Vice President and
Emerson Electric Co.                                                   Advisory Director, Emerson
8000 W. Florissant Ave.                                                Electric Co. since November
P.O. Box 4100                                                          1990.
St. Louis, MO  63136-8506
Age:  51

                                                                       Principal Occupations
                                            Position with              During Past 5 years
Name and Address                            the Fund                   and other affiliations
----------------                            --------                   ----------------------
Joseph J. Hunt                              Director                   General Vice-President
Iron Workers District                                                  International Association of
  Council                                                              Bridge, Structural and Orna-
3544 Watson Road                                                       mental Iron Workers (Interna-
St. Louis, MO  63139                                                   tional Labor Union), January 1994
Age:  54                                                               to present; General Organizer,
                                                                       International Association of
                                                                       Bridge, Structural and Ornamental
                                                                       Iron Workers, September 1983 to
                                                                       December 1993.

James C. Jacobsen                           Director                   Director, Kellwood Company,
Kellwood Company                                                       (manufacturer of wearing
600 Kellwood Parkway                                                   apparel and camping softgoods)
Chesterfield, MO  63017                                                since 1975; Vice Chairman,
Age:  61                                                               Kellwood Company since May
                                                                       1989.

Lyle L. Meyer                               Director                   Vice President, The Jefferson
Jefferson Smurfit                                                      Smurfit Corporation (manu-
Corporation                                                            facturer of paperboard and
8182 Maryland Avenue                                                   packaging materials), April
St. Louis, MO 63105                                                    1989 to present; President,
Age:  60                                                               Smurfit Pension & Insurance Services
                                                                       Company, November 1982 to December
                                                                       1992.

Ronald D. Winney*                           Director and               Treasurer, Ralston
Ralston Purina Company                      Treasurer                  Purina Company
Checkerboard Square                                                    since 1985.
St. Louis, MO 63164
Age:  54

W. Bruce McConnel, III                      Secretary                  Partner of the law
Suite 1100                                                             firm of Drinker Biddle &
1345 Chestnut Street                                                   Reath LLP, Philadelphia,
Philadelphia, PA 19107                                                 Pennsylvania since 1977.
Age:  54

Walter B. Grimm*                            Vice                       From June, 1992 to present,
3435 Stelzer Road                           President and              employee of BISYS Fund
Columbus, OH 43219                          Assistant                  Services; From 1989 to June, 1992
Age:  51                                    Treasurer                  President of Leigh Investments
                                                                       Consulting/Investments (investment
                                                                       firm).

David Bunstine*                             Assistant                  From December, 1987 to present,
3435 Stelzer Road                           Secretary                  employee of BISYS Fund Services.
Columbus, OH 43219
Age:  31


------------------------

* Messrs. Woodham, Winney, Grimm and Bunstine are "interested persons" of the Fund as defined in the 1940 Act.

     Each Director receives an annual fee of $10,000 plus reimbursement of expenses incurred as a Director. The Chairman of the Board and President of the Fund receives an additional annual fee of $5,000 for his services in these capacities. For the fiscal year ended November 30, 1996, the Fund paid or accrued for the account of its directors as a group, for services in all capacities, a total of $76,082.90. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Fund. As of the date of this Statement of Additional Information, the directors and officers of the Fund, as a group, owned less than 1% of the outstanding Shares of the Fund.

     The following chart provides certain information about the fees received by the Fund's directors for their services as members of the Board of Directors and committees thereof for the fiscal year ended November 30, 1996:

=============================================================================================================
                                                              PENSION OR                    TOTAL
                                    AGGREGATE             RETIREMENT BENEFITS           COMPENSATION
                                   COMPENSATION           ACCRUED AS PART OF          FROM THE FUND AND
     NAME OF DIRECTOR             FROM THE FUND              FUND EXPENSE               FUND COMPLEX*
-------------------------------------------------------------------------------------------------------------
Jerry V. Woodham                     $15,000                      N/A                    $15,000.00
-------------------------------------------------------------------------------------------------------------
Robert M. Cox, Jr.                  $10,166.35                    N/A                    $10,166.35
-------------------------------------------------------------------------------------------------------------
Joseph J. Hunt                      $10,000.00                    N/A                    $10,000.00
-------------------------------------------------------------------------------------------------------------
James C. Jacobsen                   $10,266.60                    N/A                    $10,266.60
-------------------------------------------------------------------------------------------------------------
Donald E. Kiernan**                 $10,101.55                    N/A                    $10,101.55
-------------------------------------------------------------------------------------------------------------
Lyle L. Meyer                       $10,287.60                    N/A                    $10,287.60
-------------------------------------------------------------------------------------------------------------
Ronald D. Winney                    $10,260.60                    N/A                    $10,260.60
=============================================================================================================

*    The "Fund Complex" consists solely of the Fund.

**   Mr. Kiernan resigned as a director of the Fund on April 3, 1997.


INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENTS

     MVA serves as investment adviser to the Portfolio. Pursuant to the advisory agreement, MVA has agreed to provide investment advisory services as described in the Portfolio's Prospectuses. MVA has agreed to pay all expenses incurred by it in connection with its activities under the agreement other than the cost of securities, including brokerage commissions, if any, purchased for the Portfolio.

     The investment advisory agreement provides that MVA shall not be liable for any error of judgment or mistake of law or for any loss suffered in connection with the performance of its agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder.

     For the fiscal years ended September 30, 1996, 1995 and 1994, Mark Twain Bank, the former adviser of the Predecessor Portfolio, earned advisory fees of $368,254, $253,371 and $234,468, respectively, of which $13,853, $15,785 and
$9,037, respectively, were waived.

     Under its administration agreement with the Fund, BISYS Fund Services Ohio, Inc. (the "Administrator") serves as administrator. The Administrator has agreed to maintain office facilities for the Portfolio, furnish the Portfolio with statistical and research data, clerical, accounting, and certain bookkeeping services, stationery and office supplies, and certain other services required by the Portfolio, and to compute the net asset value and net income of the Portfolio. The Administrator prepares annual and semi-annual reports to the SEC on Form N-SAR, compiles data for and prepares federal and state tax returns and required tax filings other than those required to be made by the Fund's Custodian and Transfer Agent, prepares the Fund's compliance filings with state securities commissions, maintains the registration or qualification of Shares for sale under the securities laws of any state in which the Fund's Shares shall be registered, assists in the preparation of annual and semi-annual reports to Shareholders of record, participates in the periodic updating of the Fund's Registration Statement, prepares and assists in the timely filing of notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act, arranges for and bears the cost of processing Share purchase, exchange and redemption orders, keeps and maintains the Portfolio's financial accounts and records including calculation of daily expense accruals, monitors compliance procedures for the Portfolio with the Portfolio's investment objective, policies and limitations, tax matters, and applicable laws and regulations, and generally assists in all aspects of the Portfolio's operations. The Administrator bears all expenses in connection with the performance of its services, except that the Portfolio bears any expenses incurred in connection with any use of a pricing service to value portfolio securities. See "Net Asset Value" above.

     For the fiscal years ended September 30, 1996, 1995 and 1994, Federated Administrative Services, the former administrator of the Predecessor Portfolio, earned administrative fees of $71,420, $52,746 and $50,000, respectively.

     From time to time, MVA and the Administrator may voluntarily waive a portion or all of their respective fees otherwise payable to them with respect to the Portfolio in order to increase the net income available for distribution to Shareholders.

CUSTODIAN AND TRANSFER AGENT

     Mercantile is Custodian of the Portfolio's assets pursuant to a Custodian Agreement. Under the Custodian Agreement, Mercantile has agreed to (i) maintain a separate account or accounts in the name of the Portfolio; (ii) receive and disburse money on behalf of the Portfolio; (iii) collect and receive all income and other payments and distributions on account of the Portfolio's portfolio securities; (iv) respond to correspondence relating to its duties; and (v) make periodic reports to the Fund's Board of Directors concerning the operations of the Portfolio. Mercantile may, at its own expense, open and maintain a custody account or accounts on behalf of the Portfolio with other banks or trust companies, provided that Mercantile shall remain liable for the performance of all of its custodial duties under the Custodian Agreement, notwithstanding any delegation. Mercantile is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Portfolio, provided that Mercantile shall remain responsible for the performance of all of its duties under the Custodian Agreement and shall hold the Fund harmless from the acts and omissions of any bank or trust company serving as sub-custodian.

     In the opinion of the staff of the SEC, since the Custodian is an affiliate of the Adviser, the Fund and the Custodian are subject to the requirements of Rule 17f-2 under the 1940 Act. Accordingly the Fund and the Custodian intend to comply with the requirements of such Rule.

     Pursuant to the Custodian Agreement with the Fund, the Portfolio pays Mercantile an annual fee. This fee, which is paid monthly, is calculated as the greater of $6,000 or $.30 for each $1,000 of the Portfolio's average daily net assets, plus $15.00 for each purchase, sale or delivery of a security upon its maturity date, $50.00 for each interest collection or claim item, $20.00 for each transaction involving GNMA, tax-free or other non-depository registered items with monthly dividends or interest, $30.00 for each purchase, sale or expiration of an option contract, $50.00 for each purchase, sale or expiration of a futures contract, and $15.00 for each repurchase trade with an institution other than Mercantile. In addition, the Portfolio pays Mercantile's incremental costs in providing foreign custody services for any foreign-denominated and foreign-held securities and reimburses Mercantile for out-of-pocket expenses related to such services.

     BISYS Fund Services Ohio, Inc. also serves as the Fund's transfer agent and dividend disbursing agent (in those capacities, the "Transfer Agent") pursuant to a Transfer Agency Agreement. Under the Agreement, the Transfer Agent has agreed to (i) process Shareholder purchase and redemption orders; (ii) maintain Shareholder records for the Portfolio's Shareholders; (iii) process transfers and exchanges of Shares of the Portfolio; (iv) issue periodic statements for the Portfolio's Shareholders; (v) process dividend payments and reinvestments; (vi) assist in the mailing of Shareholder reports and proxy solicitation materials; and (vii) make periodic reports to the Fund's Board of Directors concerning the operations of the Portfolio.

DISTRIBUTOR AND SERVICE ORGANIZATIONS

     BISYS Fund Services (the "Distributor"), an affiliate of the Administrator, serves as the distributor of the Portfolio's Shares pursuant to a Distribution Agreement. Under the Distribution Agreement, the Distributor, as agent, sells Shares of the Portfolio on a continuous basis. The Distributor has agreed to use appropriate efforts to solicit orders for the sale of Shares. With respect to the Portfolio's Trust Shares and Institutional Shares, no compensation is payable by the Fund to the Distributor for distribution services. With respect to the Portfolio's Investor A Shares, the Distributor is entitled to receive a portion of the front-end sales charge imposed on such Shares. The Distributor is also entitled to the payment of contingent deferred sales charges upon the redemption of Investor B Shares of the Portfolio. In addition, under the Distribution and Services Plan for Investor A Shares described below, the Distributor is entitled to a distribution fee at the annual rate of .10% for distribution services and under the Distribution and Services Plan for Investor B Shares described below, the Distributor is entitled to a distribution fee at the annual rate of .75% for distribution services. For information regarding the distribution services provided thereunder, see "Distribution and Services Plans" under "Management of the Fund" in the Prospectuses and "The Plans" below.

THE PLANS

     DISTRIBUTION AND SERVICES PLANS. As described in the Prospectuses, the Fund has adopted separate Distribution and Services Plans with respect to Investor A Shares and Investor B Shares of the Portfolio pursuant to the 1940 Act and Rule 12b-1 thereunder. Any material amendment to the Plans or arrangements with the Distributor or Service Organizations (which may include selected dealers and affiliates of the Fund's Adviser) must be approved by a majority of the Board of Directors, including a majority of the directors who are not "interested persons" of the Fund as defined in the 1940 Act and have no direct or indirect financial interest in such arrangements (the "Disinterested

Directors") and by a majority of the Investor A Shares and Investor B Shares, respectively, of the Portfolio. Pursuant to the Plans, the Fund may enter into Servicing Agreements with broker-dealers and other organizations ("Servicing Agreements") that purchase Investor A Shares or Investor B Shares of the Portfolio. The Servicing Agreements provide that the Servicing Organizations will render certain shareholder administrative support services to their customers who are the record or beneficial owners of Investor A Shares or Investor B Shares. Services provided pursuant to the Servicing Agreements may include such services as providing information periodically to customers showing their positions in Investor A Shares or Investor B Shares and monitoring services for their customers who have invested in Investor A Shares or Investor B Shares, including the operation of telephone lines for daily quotations of return information.

     Service Organizations and other broker/dealers receive commissions from the Distributor for selling Investor B Shares, which are paid at the time of the sale. These commissions approximate the commissions payable with respect to sales of Investor A Shares. The distribution fees payable under the Distribution and Services Plan for Investor B Shares are intended to cover the expense to the Distributor of paying such up-front commissions, and the contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor B Shares are redeemed prior to the expiration of the eight year period after which Investor B Shares automatically convert to Investor A Shares. To provide funds for the payment of up-front sales commissions, the Distributor has entered into an agreement with MVA pursuant to which MVA provides funds for the payment of commissions and other fees payable to Service Organizations and broker/dealers who sell Investor B Shares. Under the terms of that agreement, the Distributor has assigned to MVA the fees which may be payable from time to time to the Distributor under the Distribution and Services Plan for Investor B Shares and the contingent deferred sales charges payable to the Distributor with respect to Investor B Shares.

     Shares of the Predecessor Portfolio were subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The Plan provided for payment of fees to Federated Securities Corp., the former distributor of the Predecessor Portfolio, at an annual rate of .25% of the Predecessor Portfolio's average daily net assets, to finance activity which was primarily intended to result in the sale of the Predecessor Portfolio's shares subject to the Plan. Pursuant to the Plan, Federated Securities Corp. was permitted to pay fees to brokers for distribution and administrative services and to administrators (i.e. financial institutions) for administrative services provided to the Predecessor Portfolio and its shareholders. For the fiscal years ended September 30, 1996,

1995 and 1994, brokers and administrators earned fees on behalf of the Predecessor Portfolio of $122,734, $84,456 and $78,171, respectively, all of which was voluntarily waived for each year.

     ADMINISTRATIVE SERVICES PLANS. As described in the applicable Prospectuses, separate Administrative Services Plans have been adopted with respect to Trust Shares and Institutional Shares of the Portfolio. Pursuant to each Plan and the Distribution and Services Plans described above, the Fund may enter into Servicing Agreements with banks, trust departments, and other financial institutions and with broker-dealers and other organizations ("Service Organizations") that purchase Trust Shares, Institutional Shares, Investor A Shares or Investor B Shares of the Portfolio, respectively. The Servicing Agreements provide that the Service Organizations will render certain shareholder administrative support services to their customers who are the record or beneficial owners of Trust Shares, Institutional Shares, Investor A Shares or Investor B Shares, respectively. Services provided pursuant to the Servicing Agreements may include some or all of the following services: (i) processing dividend and distribution payments from the Portfolio on behalf of customers; (ii) providing information periodically to customers showing their positions in Trust, Institutional, Investor A or Investor B Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by the particular Service Organization; (v) providing sub-accounting with respect to Trust, Institutional, Investor A or Investor B Shares owned of record or beneficially by customers or the information necessary for sub-accounting; (vi) as required by law, forwarding Shareholder communications (such as proxies, Shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers;
(vii) forwarding to customers proxy statements and proxies containing any proposals regarding Servicing Agreements or the related Plan; (viii) aggregating and processing purchase, redemption, and exchange requests from customers and placing net purchase and redemption orders with the Fund's Distributor; (ix) providing customers with a service that invests the assets of their accounts in Trust, Institutional, Investor A or Investor B Shares pursuant to specific or pre-authorized instructions; (x) maintaining records relating to each customer's Share transactions; or (xi) other similar services if requested by the Fund and permitted by law. In addition, Service Organizations may also provide dedicated facilities and equipment in various local locations to serve the needs of investors, including walk-in facilities, 800 numbers, and communication systems to handle shareholder inquiries, and in connection with such facilities, provide on-site management personnel and monitoring services for their customers who have invested in Investor A Shares or Investor B Shares, including the operation of telephone lines for daily quotations of return information.

     OTHER PLAN INFORMATION. The Board of Directors has approved each Plan and its respective arrangements with the Distributor, Service Organizations and broker-dealers based on information provided by the Fund's service contractors that there is a reasonable likelihood that these Plans and arrangements will benefit the Portfolio and its shareholders. Pursuant to each Plan, the Board of Directors reviews, at least quarterly, a written report of the amounts of distribution fees and/or servicing fees expended pursuant to each Plan, the Service Organizations to whom such fees were paid, and the purposes for which the expenditures were made. So long as the Fund has one or more of the above described Plans in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund will be committed to the discretion of such Disinterested Directors.

     Depending upon the terms governing the particular customer accounts, Service Organizations, selected dealers, and other institutions may also charge their customers directly for cash management and other services provided in connection with the accounts, including, for example, account maintenance fees, compensating balance requirements, or fees based upon account transactions, assets, or income. An investor should therefore read the Prospectuses and this Statement of Additional Information in light of the terms of his or her account with a Service Organization, selected dealer, or other institution before purchasing Trust, Institutional, Investor A or Investor B Shares of the Portfolio.

     FUND EXPENSES. As discussed previously, the Portfolio's service contractors bear all of their own expenses in connection with the performance of their services, except that the Portfolio bears certain expenses incurred pursuant to the Distribution and Services Plans, the Administration Services Plans and certain sub-transfer agency fees (with respect to Institutional Shares). The Portfolio also bears the expenses incurred in its operations. Fund expenses include taxes, interest, fees and salaries of its directors and officers, SEC fees, state securities qualification fees, costs of preparing and printing prospectuses for regulatory purposes and for distribution to Shareholders, advisory and administration fees, distribution fees for distribution services provided to and expenses assumed in connection with marketing Investor A Shares and Investor B Shares, charges of the Custodian and Transfer Agent, Service Organization fees, certain insurance premiums, outside auditing and legal expenses, costs of any independent pricing service, costs of Shareholder reports and meetings and any extraordinary expenses. The Portfolio also pays for brokerage fees, commission and other transaction charges (if any) incurred in connection with the purchase and sale of portfolio securities.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, certified public accountants, with offices at Two Nationwide Plaza, Columbus, Ohio 43215, serves as independent auditors for the Fund. KPMG Peat Marwick LLP performs an annual audit of the Fund's financial statements. Reports of its activities are provided to the Fund's Board of Directors.


                                     COUNSEL

     Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Fund, is a partner), Suite 1100, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, is counsel to the Fund and will pass upon certain legal matters on its behalf.


                                  MISCELLANEOUS

     As of June 3, 1997, Mercantile held of record 99.997% and 30.171% of the outstanding Institutional and Trust shares, respectively, in the Treasury Money Market Portfolio; 94.378% and 32.788% of the outstanding Institutional and Trust shares, respectively, in the Money Market Portfolio; 78.265% of the outstanding Trust shares in the Tax-Exempt Money Market Portfolio; 95.061% and 94.922% of the outstanding Institutional and Trust shares, respectively, in the U.S. Government Securities Portfolio; 99.999% of the outstanding Trust shares in the Intermediate Corporate Bond Portfolio; 99.999% and 98.987% of the outstanding Institutional and Trust shares, respectively, in the Government & Corporate Bond Portfolio; 99.029% of the outstanding Trust Shares in the Bond Index Portfolio; 96.338% of the outstanding Trust shares in the Short-Intermediate Municipal Portfolio; 99.232% of the outstanding Trust shares in the Missouri Tax-Exempt Bond Portfolio; 99.926% of the outstanding Trust shares in the National Municipal Bond Portfolio; 99.999% and 96.061% of the outstanding Institutional and Trust shares, respectively, in the Growth & Income Equity Portfolio; 99.999% and 48.974% of the outstanding Institutional and Trust shares, respectively, in the Small Cap Equity Portfolio; 96.282% and 93.840% of the outstanding Institutional and Trust shares, respectively, in the International Equity Portfolio; 97.799% of the outstanding Trust shares in the Equity Income Portfolio; 99.999% of the outstanding Trust shares in the Equity Index Portfolio; and 99.999% and 99.849% of the outstanding Institutional and Trust shares, respectively, in the Balanced Portfolio, as fiduciary or agent on behalf of its customers. Mercantile is a wholly owned subsidiary of Mercantile Bancorporation Inc., a Missouri corporation. Under the 1940 Act, Mercantile may be deemed to be a controlling person of the Fund.

     As of the same date, the following institutions also owned of record 5% or more of the Treasury Money Market Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Hawaiian Trust Company Ltd., 783 Funds Accounting, P.O. Box 3170, Honolulu, HI 96802-3170 (12.388%); BISYS Fund Services, FBO Mercantile EOD Sweep, Attn: Linda Zebre, First and Market Building, Suite 300, Pittsburgh, PA 15222 (47.309%); Investor A Shares - BHC Securities Inc., Attn: Cash Balance Sweep Dept., 1 Commerce Square, 11th Floor, 2005 Market Street, Philadelphia, PA 19103-0000 (51.657%); Mercantile Bank of St. Louis, NA Custodian Richard E. Crippa, Rollover IRA, 2948 Castleford Dr., Florissant, MO 63033-0000 (8.938%); St. Louis Regional Medical Center, Attn:
Sharon Edison, 5535 Delmar Blvd., St. Louis, MO 63112 (34.508%).

     As of the same date, the following institutions also owned of record 5% or more of the Money Market Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Hawaiian Trust Company Ltd., 783 Funds Accounting, P.O. Box 3170, Honolulu, HI 96802-3170 (14.282%); Investor A Shares
- BHC Securities Inc., Attn: Cash Balance Sweep Dept., 1 Commerce Square, 11th Floor, 2005 Market St., Philadelphia, PA 19103-0000 (84.033%); BISYS Fund Services, FBO Mercantile EOD Sweep, Attn: Linda Zerbe, First and Market Building, Suite 300, Pittsburgh, PA 15222 (35.324%); Mercantile Investment Services Inc., Firm Capital Account, Attn: Judy Harbelt, P.O. Box 790121, St. Louis, MO 63179-0121 (5.072%); Investor B Shares - Mercantile Bank of St. Louis, NA Custodian Pheba A. Steinmeyer, IRA, HC 3 Box 1266, Rocky Mt., MO 65072-9042 (5.511%); Alberta Buenemann and Ernie W. Buenemann Trust, Alberta Buenemann Revocable Living Trust, 1649 Sand Run Road, Troy, MO 63379 (7.405%); Mercantile Bank of St. Louis, NA Custodian Wayne D. Matheis, Rollover IRA, RR 2 Box 142, Russellville, MO 65074 (12.082%); Merlin R. Burke and Mary Alice Burke, 2516 Highland, Sedalia, MO 65301 (5.159%); Mercantile Bank of St. Louis, NA Custodian Edwin C. Hogrebe, IRA, 5537 Goethe, St. Louis, MO 63109 (5.009%); Homer R. Turner and Edna M. Turner Trust, Edna M. Turner Trust, 33409 E. Pink Hill Rd., Grain Valley, MO 64029 (7.869%).

     As of the same date, the following institutions also owned of record 5% or more of the Tax-Exempt Money Market Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Mark Twain Bank, Trust Operations, P.O. Box 14259 A, St. Louis, MO 63178 (6.961%); BISYS Fund Services, FBO Mercantile EOD Sweep, Attn: Linda Zerbe, First and Market Building, Suite 300, Pittsburgh, PA 15222 (5.133%); Investor A Shares - BHC Securities Inc.,
Attn: Cash Balance Sweep Dept., 1 Commerce Square, 11th Floor, 2005 Market St., Philadelphia, PA 19103-0000 (96.536%).

     As of the same date, the following institutions also owned of record 5% or more of the U.S. Government Securities Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (12.753%); Mercantile Bank of St. Louis, NA Custodian Edmund C. Albrecht, Jr., IRA, 236 Carlyle Lake Dr., St. Louis, MO 63141 (6.076%); Mercantile Bank of St. Louis, NA Custodian William
J. Gaffney, IRA Rollover, 1424 Bupp Road, St. Louis, MO 63131 (5.105%); Investor B Shares - BHC Securities Inc., FAO 24130191, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (12.515%); BHC Securities Inc., FAO 24342961, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (8.052%); BHC Securities Inc., FAO 24335526, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (6.477%).

     As of the same date, the following institutions also owned of record 5% or more of the Intermediate Corporate Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services OH Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%); Investor A Shares - Gary E. Timmons, P.O. Box 3149, Laredo, TX 78044 (23.250%); Jill Larson, 27165 Punario, Mission Viejo, CA 92692-3204 (23.250%); George Gregory Timmons, 1332 E. Desert Cv., Phoenix, AZ 85020 (23.250%); Betty Jane Eckhart, Trust Betty Jane Eckhart Trust U/A, 28265 Beach Rd., Sarcoxie, MO 64862 (29.165%);

     As of the same date, the following institutions also owned of record 5% or more of the Bond Index Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services OH Inc.,
Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%); Investor A Shares - Mary Ann Butler and Pamela Butler Masson, 100 Choctaw Place, Mandeville, LA 70471-0000 (90.147%); Mary Helen Schaeffer, 5801 Quantrell Ave., No. L3, Alexandria, VA 22312 (7.677%).

     As of the same date, the following institutions also owned of record 5% or more of the Government & Corporate Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (12.853%); Mercantile Bank of St. Louis, NA Custodian Eugene F. Tucker, IRA Rollover, 70 Berkshire, St. Louis, MO 63117 (5.886%); Investor B Shares - Mercantile Bank of St. Louis, NA Custodian Gerald
C. Pasch, IRA, 2817 Duncan, St. Joseph, MO 64507 (5.561%); Mercantile Bank of St. Louis, NA Custodian Wayne D. Matheis, Rollover IRA, RR 2 Box 142, Russelville, MO 65074 (7.145%); BHC Securities Inc., FAO

24297770, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (10.564%); BHC Securities Inc., FAO 24337035, Attn:
Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (5.767%).

     As of the same date, the following institutions also owned of record 5% or more of the Short-Intermediate Municipal Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - James Sutten, P.O. Box 2465, Inverness, FL 34451-2465 (6.486%); Lane P. Baker and Madelynn A. Baker, P.O. Box 979, Essex, CT 06426-0000 (93.447%).

     As of the same date, the following institutions also owned of record 5% or more of the Missouri Tax-Exempt Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (33.666%); Investor B Shares - BHC Securities Inc., FAO 24293705, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (5.070%); BHC Securities Inc., FAO 2429054, Attn:
Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (10.823%); BHC Securities Inc., FAO 24286677, Attn:
Mutual Funds Dept., 1 Commerce Square, Suite 1200, Philadelphia, PA 19103 (6.510%); Corelink Financial, Inc., P.O. Box 4054, Concord, CA 94524 (33.272%).

     As of the same date, the following institutions also owned of record 5% or more of the National Municipal Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - Lane P. Baker and Madelynn A. Baker, P.O. Box 979, Essex, CT 06426-0000 (9.267%); Gail P. Ruga, 207 Aintree Road, Rolla, MO 65401-3760 (21.016%); Kim P. Wheeler, Stifel Nicolaus & Co., Inc., 500 North Broadway, St. Louis, MO 63102 (21.016%); BHC Securities Inc., Trade House Account, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (22.779%); Merrill Lynch Pierce Fenner & Smith, FBO James M. Jenkins A, Acct. No. 431- 12C46, Attn:
Stock Powers, 4800 Dear Lake Dr. East, 2nd Floor, Jacksonville, FL 32246 (20.084%); Charles O. Lewis, 1825 39th Avenue, Vero Beach, FL 32960 (5.026%);
Investor B Shares - BISYS Fund Services OH Inc., Seed Account, 3435 Stelzer Rd., Suite 1000, Columbus, OH 43219-0000 (100.00%).

     As of the same date, the following institutions also owned of record 5% or more of the Equity Income Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services OH Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%); Investor A Shares - Mary Helen Schaeffer,

5801 Quantrell Ave., No. L3, Alexandria, VA 22312 (9.050%); Mary Ann Butler and Pamela Butler Masson, 100 Choctaw Place, Mandeville, LA 70471-0000 (55.739%); Betty Jane Eckhart, Trust Betty Jane Eckhart Trust U/A, 28 265 Beech Road, Sarcoxie, MO 64862 (33.569%); Investor B Shares - BISYS Fund Services OH, Inc.,
Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (14.751%); Corelink Financial Inc., P.O. Box 4054, Concord, CA 94524 (85.248%).

     As of the same date, the following institutions also owned of record 5% or more of the Equity Index Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services, Att:
Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.000%); Investor A Shares - Walter B. Grimm, 5425 Stockton Ct., Powell, OH 43065-0000 (50.000%); BISYS Fund Services, Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (50.000%).

     As of the same date, the following institutions also owned of record 5% or more of the Growth & Income Equity Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (36.117%).

     As of the same date, the following institutions also owned of record 5% or more of the Small Cap Equity Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - State Street Bank & Trust Co., Trust Pioneer Hi-Bred International Savings Plan Trust, 1 Enterprise Dr., Mail Stop D13, North Quincy, MA 02171 (16.914%); The Northern Trust Co., Trust Carpenters Pension Trust Fund, Attn: Mutual Fund, P.O. Box 92956, Chicago, IL 60675-2956 (7.590%); American Bar Endowment, 750 N. Lake Shore Dr., Chicago, IL 60611 (7.078%); Investor A Shares - BHC Securities Inc., Trade House Account,
Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (42.092%).

     As of the same date, the following institutions also owned of record 5% or more of the International Equity Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Boat & Co., P.O. Box 14737, St. Louis, MO 63178-4737 (5.958%); Investor A Shares - BHC Securities Inc., Trade House Account, 2005 Market St., Philadelphia, PA 19103-0000 (43.822%); Frances Dakers, 200 E. 89th St. 28D, New York, NY 10128 (11.982%).

     As of the same date, the following institutions also owned of record 5% or more of the Balanced Portfolio's outstanding share as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House

Account, Attn: Mutual Fund Dept., 1 Commerce Square 2005 Market St., Philadelphia, PA 19103-0000 (19.088%); Mercantile Bank of St. Louis, NA Custodian Robert W. Davis, Rollover IRA, 818 Broadway, Elsberry, MO 63343 (5.294%); Investor B Shares - Mercantile Bank of St. Louis, NA Custodian Edmund Frances Codr, Rollover IRA, 2820 S. 42nd St., St. Joseph, MO 64503 (5.627%); BHC Securities Inc., FAO 24176688, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (10.530%); BHC Securities Inc., FAO 24273057,
Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (6.224%); Mercantile Bank of St. Louis, NA Custodian Richard Dell Woods, SEP IRA, 3114 Pickett Rd., St. Joseph, MO 64503 (7.111%); Mercantile Bank of St. Louis, NA Custodian Gerald C. Pasch, IRA, 2817 Duncan, St. Joseph, MO 64507 (5.904%).

     On the basis of information received from these institutions, the Fund believes that substantially all of the Shares owned of record were also beneficially owned by these institutions because they possessed or shared voting or investment power with respect to such Shares on behalf of their underlying accounts.


                              FINANCIAL STATEMENTS

     The financial statements of the Predecessor Portfolio for the fiscal year ended September 30, 1996 and periods prior thereto, which have been incorporated by reference into this Statement of Additional Information, and the information included in the Financial Highlights table for the same periods, which appears in the Prospectus for Investor A and Investor B Shares of the Portfolio, have been audited by KPMG Peat Marwick LLP, independent accountants for the Predecessor Portfolio, whose report thereon is incorporated by reference into this Statement of Additional Information, and have been incorporated by reference, or included, in reliance upon the report of said firm as independent accountants given upon their authority as experts in accounting and auditing. The financial statements of the Predecessor Portfolio for the six months ended March 31, 1997, which are incorporated by reference into this Statement of Additional Information, and the information included in the Financial Highlights table for the same period which appears in the Prospectus for Investor A and Investor B Shares of the Portfolio, are unaudited.

                                   APPENDIX A


COMMERCIAL PAPER RATINGS

     A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

     "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

     "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

     "A-3" - Issue has an adequate capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes and circumstances than an obligation carrying a higher designation.

     "B" - Issue has only a speculative capacity for timely payment.

     "C" - Issue has a doubtful capacity for payment.

     "D" - Issue is in payment default.


     Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The following summarizes the rating categories used by Moody's for commercial paper:

     "Prime-1" - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

     "Prime-2" - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

     "Prime-3" - Issuer or related supporting institutions have an acceptable capacity for repayment of short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

     "Not Prime" - Issuer does not fall within any of the Prime rating categories.


     The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D- 1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

     "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

     "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

     "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

     "D-3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

     "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

     "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


     Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

     "F-1+" - Securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

     "F-1" - Securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

     "F-2" - Securities possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

     "F-3" - Securities possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

     "F-S" - Securities possess weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

     "D" - Securities are in actual or imminent payment default.

     Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.


     Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which is issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson BankWatch:

     "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

     "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

     "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

     "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.


     IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

     "A1+" - Obligations supported by the highest capacity for timely repayment.

     "A1" - Obligations are supported by a strong capacity for timely repayment.

     "A2" - Obligations are supported by a satisfactory capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

     "A3" - Obligations are supported by a satisfactory capacity for timely repayment. Such capacity is more susceptible to adverse changes in business, economic or financial conditions than for obligations in higher categories.

     "B" - Obligations for which the capacity for timely repayment is susceptible to adverse changes in business, economic or financial conditions.

     "C" - Obligations for which there is an inadequate capacity to ensure timely repayment.

     "D" - Obligations which have a high risk of default or which are currently in default.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

     The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

     "AAA" - This designation represents the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

     "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

     "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

     "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

     "BB," "B," "CCC," "CC" and "C" - Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

     "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

     "CCC" - Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

     "CC" - This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

     "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

     "CI" - This rating is reserved for income bonds on which no interest is being paid.

     "D" - Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S & P believes such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

     PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

     The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

     "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

     "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     "Baa" - Bonds considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

     Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

     Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B" in its bond rating system. The modifier 1 indicates that the issuer ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks at the lower end of its generic rating category.

     The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

     "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

     "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

     "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

     "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

     To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.


     The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

     "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

     "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

     "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

     "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D"-Bonds that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.

     To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "C" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.


     IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

     "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

     "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

     "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business,


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economic or financial conditions may lead to increased investment risk.

     "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in higher categories.

     "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

     IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.


     Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

     "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

     "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

     "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

     "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.


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     "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson
BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

     "D" - This designation indicates that the long-term debt is in default.

     PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


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